Law Offices Of
                                 RICHARD S. LANE
                              One Old Country Road
                                    Suite 250
                              Carle Place, NY 11514

                    Phone (516) 248-0858 - Fax (516) 877-7841
                            Toll Free (877) 850-0858


                                February 19, 2003


Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Re:      Genesis Bioventures  Inc.

To Whom It May Concern:

As counsel for the above Company and in connection with the filing of Form S-8 Registration Statement under Securities Act of 1933 relating to the offering of 60,000 shares of its common stock (the "Securities"), it is my opinion that the Securities being registered thereunder will, when sold, be legally issued, fully paid and non-assessable.

The undersigned hereby consents to the filing of this opinion as an exhibit to said Registration Statement.

                                                     Very truly yours,



RSL:mgv                                              /s/ Richard S. Lane
                                                     -------------------
                                                     Richard S. Lane





                                    EXHIBIT 5

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